PURCHASE AGREEMENT



         THIS PURCHASE AGREEMENT, dated this 25th day of June, 1996 (this "Agreement"), by and among each of the MMG Parties, each of the Graff Parties and the Venture (as these and certain other capitalized terms used herein are defined in Article I hereof),

                              W I T N E S S E T H:

         WHEREAS, on June 28, 1995, TVG and AGNI entered into the Joint Venture Agreement for the purpose of forming the AGNJV to own and operate the TV MegaBingo Business, the AGN Charity Hall Bingo Business, the AGN On-Line Services and the AGN Web Site and to conduct other activities related thereto;

         WHEREAS, in connection with the Joint Venture Agreement, (i) MMG issued to Graff a warrant (the "Initial Warrant") to purchase 175,000 shares of MMG's Common Stock, $.01 par value, at an exercise price of $2.50 per share, and (ii) Graff, AGNI, MMG and TVG entered into the Technology Transfer Agreement, pursuant to which MMG and TVG sold to Graff a one-third interest in the TV MegaBingo Business Intellectual Property in consideration of the delivery to MMG of the Graff IP Purchase Note;

         WHEREAS, in connection with the Joint Venture Agreement, Graff, AGNI, MMG and TVG entered into the Side Letter Agreement as later amended by the Amendment to Side Letter Agreement, pursuant to which (i) MMG sold 100,000 shares of its Common Stock to Graff at $2.75 per share in consideration of the delivery to MMG of the Graff Stock Purchase Note, (ii) the terms of the Initial Warrant were amended to reduce the exercise price to $2.25 per share, and (iii) Graff agreed to (and did) exercise the Initial Warrant (as so amended) and MMG issued to Graff (A) the Replacement Warrant, and (B) the 175,000 shares of the Company's Common Stock issuable upon exercise of the Initial Warrant (such 175,000 shares of Common Stock together with the 100,000 shares of Common Stock referred to in clause (i) of this WHEREAS paragraph, being herein collectively called the "MMG Shares");

         WHEREAS, subject to the terms of the Joint Venture Agreement, (i) AGNI agreed to provide financing to the Venture which AGNI discontinued doing in December 1995, (ii) since December 1995, MMG has advanced $336,000 to the Venture which is evidenced by the Venture Note;

         WHEREAS, pursuant to the December Agreement, MMG accepted the Graff JV Note as the final payment due by Graff pursuant to Section 1.5 of the Joint Venture Agreement;

         WHEREAS, the parties hereto desire to terminate any and all interests of Graff and AGNI in the Venture and, in connection therewith, Newco (or its Permitted Designee) has agreed to purchase all of AGNI's right, title and interest in the AGNI Venture Interest, and AGNI has agreed to sell its AGNI Venture Interest to Newco (or its Permitted Designee), upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, MMG (or its Permitted Designee) desires to purchase all of the MMG Shares from Graff and Graff desires to sell all the MMG Shares to MMG (or its Permitted Designee), upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Accounts" shall mean all accounts and other rights of AGNI to receive payments or distributions from the Venture.

         "Additional Products" shall mean as such term is defined in the Joint Venture Agreement.

         "Affiliate" shall have the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended.

         "AGN Charity Hall Bingo Business" shall mean as such term is defined in the Joint Venture Agreement.

         "AGNI" shall mean American Gaming Network, Inc., a Delaware corporation wholly owned by CVS.

         "AGNJV" or the "Venture" shall mean American Gaming Network, JV, a joint venture formed pursuant to the general partnership laws of the State of New York comprised of TVG and AGNI, as Venturers.

         "AGN On-Line Services" shall mean as such term is defined in the Joint Venture Agreement.

         "AGN Web Site" shall mean as such term is defined in the Joint Venture Agreement.

         "AGNI Venture Interest" shall mean all right, title and interest owned by AGNI in or related to the Venture, including without limitation, all Contract Rights, all Accounts and all Intellectual Property.

         "Amendment to Side Letter Agreement" shall mean the Letter Agreement, dated September 26, 1995, by and among Graff, AGNI, MMG and TVG that amends the Side Letter Agreement.

         "Business Day" shall mean any day other than Saturday, Sunday, Federal holiday or day on which the banks in New York are required or permitted by law to be closed.

         "Claim" shall mean any demand, claim, action or cause of action based on any Loss.

         "Closing" shall mean the closing referred to in Section 4.01 of this Agreement.

         "Commercial Efforts" shall mean such efforts as shall not require the performing party (i) to do any act that is unreasonable under the circumstances,
(ii) to make any capital contribution not expressly contemplated hereunder,
(iii) to amend or waive any rights under this Agreement, or (iv) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligation hereunder, including the fees, expenses and disbursements of accountants, counsel and other professionals.

         "Contract Rights" shall mean all right, title and interest of the Graff Parties in and to all contracts, arrangements and agreements relating to the Venture Business, including without limitation the Joint Venture Agreement, the Technology Transfer Agreement, the Side Letter Agreement and the December Agreement; provided that, "Contract Rights" shall not include (i) the rights of Graff under the Replacement Warrants, (ii) the rights of Graff under the Registration Rights Agreement, (iii) the rights of Graff, CVS and AGNI under and pursuant to this Agreement, and (iv) the rights of Graff under each of the Graves Guaranty, the MMG Guaranty and the Venture Guaranty (each of the rights referred to in the foregoing clauses (i) through (iv) being herein called the "Retained Contract Rights").

         "CVS" shall mean Cable Video Store, Inc., a Delaware corporation wholly owned by Graff.

         "December Agreement" shall mean the Letter Agreement, dated December 11, 1995, by and among MMG, TVG, AGNI and Graff.

         "GPPV-Developed Products" shall mean as such term is defined in the Joint Venture Agreement.

         "Graff" shall mean Graff Pay-Per-View Inc., a Delaware corporation.

         "Graff IP Purchase Note" shall mean the promissory note of Graff in the principal amount of $500,000.00 payable to MMG and/or TVG, and issued pursuant to the Technology Transfer Agreement.

         "Graff JV Note" shall mean the promissory note of Graff payable to MMG in the principal amount of $75,000.00 and delivered by Graff pursuant to the December Agreement.

         "Graff Parties" shall mean, individually and collectively as the context requires Graff, AGNI and CVS.

         "Graff Stock Purchase Note" shall mean the promissory note of Graff payable to MMG in the original principal amount of $275,000.00 of which $75,000.00 principal amount has been paid as of the date of this Agreement.

         "Graves Guaranty" shall mean the Guaranty (Graves) of Gordon Graves, to be dated the Closing Date, in substantially the form attached hereto as Exhibit E.

         "Intellectual Property" shall mean:

         (i) all of the intellectual property acquired by any Graff Party from MMG or TVG pursuant to the LOI, the Joint Venture Agreement and the Technology Transfer Agreement, including without limitation, all property and assets listed in paragraphs 1 and 2 of Schedule C to the Joint Venture Agreement, in each case to the extent the same has not been effectively transferred and contributed by the Graff Parties to the Venture: and

         (ii) all right, title and interest of AGNI in and to the name "American Gaming Network, Inc.", and any and all derivations thereof (including all trade names, trade name licenses and applications, if any, related thereto).

         "Joint Venture Agreement" shall mean the Joint Venture Agreement, dated June __, 1995, by and among AGNI and TVG.

         "Lien" shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

         "LOI" shall mean the letter of understanding dated March 15, 1995, between Graff and MMG.

         "Loss" shall mean any loss, damage, liability, cost, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys' and expert witnesses' fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof.

         "MMG" shall mean Multimedia Games, Inc., a Texas corporation.

         "MMG Guaranty" shall mean the Guaranty (MMG) of MMG, to be dated the Closing Date, in substantially the form attached hereto as Exhibit F.

         "MMG Retained Contract Rights" shall mean (i) the rights of MMG under the Replacement Warrants, (ii) the rights of MMG under the Registration Rights Agreement, (iii) the rights of the MMG Parties under and pursuant to this Agreement, (iv) the rights of Gordon Graves under the Graves Guaranty, (v) the rights of MMG under the MMG Guaranty, and (vi) the rights of AGNJV under the Venture Guaranty.

         "MMG Parties" shall mean, individually and collectively as the context requires, MMG, TVG and Newco.

         "Newco" shall mean AGN Venturer L.L.C., a Delaware limited liability company wholly owned by TVG.

         "Off-Reservation Bingo Play" shall mean as such term is defined in the Joint Venture Agreement.

         "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a governmental entity or any other entity.

         "Products" shall mean as such term is defined in the Joint Venture Agreement.

         "Registration Rights Agreement" shall mean in this Agreement and for purposes of Section 9 of the Replacement Warrant, the Registration Rights Agreement between MMG and Graff in substantially the form attached hereto as Exhibit C.

         "Replacement Warrant" shall mean the Warrant Certificate (No. W-43), dated July 31, 1995, issued by MMG to Graff evidencing the right of Graff to purchase 175,000 shares of MMG's Common Stock at a purchase price of $3.50 per share.

         "Side Letter Agreement" shall mean the Letter Agreement, dated June 28, 1995, by and among Graff, AGNI, MMG and TVG.

         "Technology Transfer Agreement" shall mean the agreement so captioned by and among Graff, AGNI, MMG and TVG entered into simultaneously with the Joint Venture Agreement.

         "TVG" shall mean TV Games Inc., a Texas corporation wholly owned by MMG.

         "TV MegaBingo Business" shall mean as such term is defined in the Joint Venture Agreement.

         "TV MegaBingo Business Intellectual Property" shall mean as such term is defined in the technology Transfer Agreement.

         "Venture Business" shall mean all business and activities conducted or contemplated to be conducted by the Venturers pursuant to the Joint Venture Agreement, including without limitation owning and operating the TV MegaBingo Business, the AGN Charity Hall Bingo Business, the AGN On-Line Services, and the AGN Web Site.

         "Venture Guaranty" shall mean the Guaranty (Venture) of AGNJV, to be dated the Closing Date, in substantially the form attached hereto as Exhibit F.

         "Venture Note" shall mean the promissory note of the Venture to MMG in the principal amount of $336,000 which evidences all advances to the Venture made by MMG and TVG since December 1, 1995, to the Closing Date.

         1.2 Plurals; Etc. As used herein, the plural form of any noun shall include the singular and the singular shall include the plural, unless the context otherwise requires. Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context otherwise requires.

                                   ARTICLE II

                   PURCHASE AND SALE OF AGNI VENTURE INTEREST

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing Newco (which for purposes of this Article II shall include its Permitted Designee) will purchase the AGNI Venture Interest from AGNI and AGNI will sell all of its right, title and interest in the AGNI Venture Interest to Newco, free and clear of all Liens.

         2.2 Purchase Price. In consideration of Graff's and AGNI's performance of this Agreement and the sale of the AGNI Venture Interest, at the Closing:

                  (a) Newco will deliver to AGNI the promissory note of Newco in the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) in substantially the form attached hereto as Exhibit A (the "Newco A Note"); and

                  (b) Newco will deliver to AGNI the promissory note of Newco in the principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) in substantially the form attached hereto as Exhibit B (the "Newco B Note").

                                   ARTICLE III

                         PURCHASE AND SALE OF MMG SHARES

         3.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing MMG (which for purposes of this Article III shall include its Permitted Designee) will purchase the MMG Shares from Graff and Graff will sell all right, title and interest in the MMG Shares to MMG, free and clear of a 11 Liens.

         3.2 Purchase Price. In consideration of the sale of the MMG Shares, at the Closing:

                  (a) MMG will deliver to Graff the Graff Stock Purchase Note marked "canceled" and thereupon the Graff Stock Purchase Note shall be of no further force or effect and Graff shall have no obligation or liability thereunder including, without limitation, any obligation to pay principal or accrued interest thereon; and

                  (b) MMG will deliver to Graff the Graff IP Purchase Note and the Graff JV Note, each marked "canceled" and thereupon each of the Graff IP Purchase Note and the Graff JV Note shall be of no further force or effect and Graff shall have no obligation or liability thereunder including, without limitation, any obligation to pay principal or accrued interest thereon.

                  (c) Notwithstanding the foregoing, MMG may, at its sole option, direct Graff to sell the MMG Shares to a Permitted Designee for such consideration (whether in cash or property, or both) as MMG may direct. In such event:

                           (i) Graff agrees to sell the MMG Shares to such
                  Permitted Designee for such consideration and to deliver such consideration to MMG in the same form and amount as received by Graff, without recourse to Graff and without any representation or warranty of Graff other than as to Graff's own actions; and

                           (ii) MMG agrees to accept such consideration in the
                  form delivered by Graff and, in consideration thereof, to deliver to Graff each of the Graff Stock Purchase Note, the Graff IP Purchase Note and the Graff JV Note, each marked "canceled" and thereupon each of the Graff Stock Purchase Note, the Graff IP Purchase Note and the Graff JV Note shall be of no further force or effect and Graff shall have no obligation or liability thereunder including, without limitation, any obligation to pay principal or accrued interest thereon.

                                   ARTICLE IV

                                     CLOSING

         4.1 Closing. Subject to Section 9.01 hereof, the Closing of the sale and purchase of the AGNI Venture Interest and the MMG Shares hereunder shall take place at 10:00 A.M., on the second business day following the receipt by the Graff Parties of the consent referred to in Section 8.2(d) hereof, or at such other date and time as the parties hereto may mutually agree. The Closing shall be conducted by the mutual exchange of documents and instruments delivered at the respective offices of the parties by overnight courier.

         4.2      Deliveries at Closing.

                  (a) At the Closing, MMG or Newco (or their respective Permitted Designees), as appropriate, shall deliver or cause to be delivered the following:

                           (i) the Newco A Note to AGNI;

                           (ii) the Newco B Note to AGNI;

                           (iii) the Graff IP Note marked "canceled" to Graff;

                           (iv) the Graff Stock Purchase Note marked "canceled"
                                to Graff;

                           (v) the Graff JV Note marked "canceled" to Graff;

                           (vi) the Registration Rights Agreement to Graff;

                           (vii) the MMG Guaranty to Graff;

                           (viii) the Graves Guaranty to Graff;

                           (ix) the Venture Guaranty to Graff; and

                           (x) such other documents and instruments as
                  reasonably may be requested by Graff not less than five Business Days prior to the Closing.

                  (b) At the Closing, Graff or AGNI, as appropriate, shall deliver or cause to be delivered the following:

                           (i) a certificate or certificates evidencing the
                  MMG Shares to MMG (or its Permitted Designee);

                           (ii) in the event Section 3.02(c) of this Agreement
                  is applicable, such consideration as was received by Graff from such Permitted Designee;

                           (iii) an assignment of the AGNI Venture Interest, in
                  substantially the form attached hereto as Exhibit D, to Newco (or its Permitted Designee);

                           (iv) evidence of the satisfaction of the condition
                  set forth in Section 8.2(d); and

                           (v) such other documents and instruments as
                  reasonably may be requested by MMG not less than five Business Days prior to the Closing.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF GRAFF PARTIES

         Each Graff Party hereby represents and warrants, jointly and severally, to each MMG Party and the Venture as follows:

         5.1 Organization; Qualification; Authority. Each Graff Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate action, including shareholder action. Neither the execution, delivery and performance of this Agreement by any Graff Party nor the consummation by any Graff Party of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the Certificate of Incorporation or Bylaws of any Graff Party. This Agreement has been duly and validly executed and delivered by the duly authorized officers of each Graff Party and constitutes the valid, legally binding and enforceable obligations of each Graff Party in accordance with the terms of this Agreement.

         5.2 Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by any Graff Party (a) requires any consent, approval, authorization or permit of, or filing with or notification to, any Person including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which any Graff Party is a party or by which any Graff Party may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to any Graff Party, the Venture or the Venture Business .

         5.3 Title, Etc. AGNI is the sole owner of the AGNI Venture Interest and has good and valid title thereto, free and clear of all Liens. Graff is the sole owner of the MMG Shares and has good and valid title thereto, free and clear of all Liens.

         5.4 Venture Property. Each Graff Party has validly and effectively transferred and contributed to the Venture all property, rights and assets acquired by any Graff Party from MMG and TVG pursuant to the LOI, the Joint Venture Agreement and the Technology Transfer Agreement, in each case in such form and in such condition as was received by such Graff Party. Such transfer and contribution was (and is) made by such Graff Party free and clear of any Liens created or permitted by any Graff Party but without recourse (except as to such Graff Party's own actions) and without any representation or warranty as to title or fitness for use. No Graff Party has or claims any interest in any such property, rights or assets. The representation and warranty of each Graff Party made in this Section 5.4 includes, but is not limited to, all right, title and interest of any Graff Party in and to the following property, rights and assets:

                  (a)      All Products and Additional Products.

                  (b) All of the property and assets listed in paragraphs 1 and 2 of Schedule C to the Joint Venture Agreement.

                  (c) All intellectual property created by MMG or TVG for any Graff Party as work made for hire and any modifications, developments or enhancements thereto.

                  (d) All ownership and proprietary rights to Off-Reservation Bingo Play and any modifications, developments, or enhancements thereto, including Proxy Play software, telephone order entry software, TV Bingo game shows, subcontracts for proxy service and TV Bingo market research.

                  (e) All ownership and proprietary rights to the TV MegaBingo Business, the AGN Charity Hall Bingo Business, the AGN Web Site and the AGN On-Line Services, and any modification, developments or enhancements thereto.

                  (f) All ownership and proprietary rights to TV MegaBingo Business Intellectual Property and any modifications, developments or enhancements thereto.

         Notwithstanding the foregoing, the MMG Parties and the Venture acknowledge and agree that the Graff Parties have no further obligation to transfer or contribute to the Venture any GPPV-Developed Products.

         5.5 Legal Proceedings Etc. There is no claim, action, proceeding or investigation pending or, to the knowledge of any Graff Party, threatened against or relating to or involving any Graff Party or AGNJV with respect to the Venture, the Venture Business, the AGNI Venture Interest or the MMG Shares before any court or governmental or regulatory authority or body or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby. No Graff Party or AGNJV is subject to any outstanding order, writ, judgment, injunction or decree of any court or governmental or regulatory authority or body.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF MMG PARTIES

         Each MMG Party, jointly and severally, represents and warrants to each Graff Party as follows:

         6.1 Organization; Qualification; Authority. Each MMG Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate action, including shareholder action. Neither the execution, delivery and performance of this Agreement by any MMG Party nor the consummation by them of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the Certificate of Incorporation or Bylaws of any MMG Party. This Agreement has been duly and validly executed and delivered by the duly authorized officers of each MMG Party and constitutes the valid, legally binding and enforceable obligations of each of them in accordance with the terms of this Agreement.

         6.2 Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by any MMG Party (a) requires any consent, approval, authorization or permit of, or filing with or notification to, any Person including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which MMG Party is a party or by which any of them may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to any Graff Party.

         6.3 Legal Proceedings, Etc. There is no claim, action, proceeding or investigation pending or, to the knowledge of the MMG Parties, threatened against or relating to the MMG Parties before any court or governmental or regulatory authority or body or against or involving any MMG Party which questions or challenges the validity of this Agreement or any action taken or to be taken by the MMG Parties pursuant to this Agreement or in connection with the transactions contemplated hereby.

                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

         7.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

         7.2 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its Commercial Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. On and from time to time after the Closing Date, without further consideration, each Graff Party will, at its own expense, execute and deliver such documents to the MMG Parties as the MMG Parties may reasonably request in order to consummate the transactions contemplated by the Agreement. On and from time to time after the Closing Date, without further consideration, each MMG Party will, at its own expense, execute and deliver such documents to the Graff Parties as the Graff Parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

         7.3      Filing.

                  (a) The MMG Parties promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to the MMG Parties, if any, as may be required of the MMG Parties for the consummation of the transactions contemplated hereby. The Graff Parties promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to the Graff Parties, as may be required of the Graff Parties, for consummation of the transactions contemplated hereby. The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

                  (b) To the extent that the approval, consent or permission of any governmental entity or other Person is necessary or desirable for the MMG Parties to obtain in connection with the conduct of the Venture Business after the Closing, including the issuance of such new permits as may be required for the MMG Parties to conduct the Venture Business, the Graff Parties shall, at the MMG Parties' request and expense, reasonably cooperate with the MMG Parties in obtaining all such approvals, consents or permissions .

         7.4 Transfer Taxes. The Graff Parties shall pay the cost of any conveyance, deed, transfer, excise, stamp, sales, use, recording or similar taxes or fees, arising out of the sale, transfer, conveyance or assignment of the AGNI Venture Interest and the MMG Shares as contemplated hereby. The covenants contained in this Section 7.4 shall survive the Closing Date until fully discharged.

         7.5 Public Announcements. Neither the Graff Parties nor the MMG Parties shall issue any press release or make any other public disclosure or announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other parties hereto as to both the timing and content of such press release or public disclosure, which consent shall not be unreasonably withheld; provided that any party may make such disclosure as in the opinion of counsel to such party is required by applicable law.

         7.6      Confidentiality; Absence of Covenant Not To Compete.

                  (a) The Graff Parties shall hold and shall cause each of their Affiliates to hold in strict confidence (unless compelled to disclose by judicial or administrative process or in making any filings with governmental entities with respect to the transactions contemplated hereby or, in the written reasonable opinion of its counsel, by other requirements of law) all documents and information concerning any MMG Party, AGNJV or the Venture Business obtained or furnished to or acquired or developed by it in connection with the Venture Business and the transactions contemplated by the Joint Venture Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired by the party to which it was furnished from other sources not bound by a confidentiality obligation with respect to such information), and no Graff Party will use, release or disclose such information to any other Person, except its auditors and attorneys who need to know such information in the ordinary course of their representation of the Graff Parties.

                  (b) The MMG Parties shall hold and shall cause each of their Affiliates to hold in strict confidence (unless compelled to disclose by judicial or administrative process or in making any filings with governmental entities with respect to the transactions contemplated hereby or, in the written reasonable opinion of its counsel, by other requirements of law) all documents and information concerning any Graff Party obtained or furnished to or acquired or developed by it in connection with the Venture Business and the transactions contemplated by the Joint Venture Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired by the party to which it was furnished from other sources not bound by a confidentiality obligation with respect to such information), and no MMG Party will use, release or disclose such information to any other Person, except its auditors and attorneys who need to know such information in the ordinary course of their representation of the MMG Parties.

                  (c) The Graff Parties acknowledge and agree that, because of the nature and subject matter of the provisions of Section 7.06(a), it would be impractical and extremely difficult to determine actual damages in the event of the breach of any such provisions. Accordingly, if any Graff Party or any Affiliate of any Graff Party commits a breach, or threatens to commit a breach, of any matter set forth in Section 7.06(a), MMG shall have the right to have the provisions of Section 7.06(a) specifically enforced by any court having equity jurisdiction, it being further acknowledged and agreed by the Graff Parties that any such breach or threatened breach will cause irreparable injury to MMG and that an injunction may be issued against the breaching Graff Party to stop or prevent such breach or threatened breach. If any such action shall be instituted, the breaching Graff Party agrees to waive, and does hereby waive to the fullest extent permitted by law, the defense that MMG has an adequate remedy at law and agrees to interpose no opposition, legal or otherwise, as to the propriety of pursuing specific performance as a remedy and agrees not to request any bonding for the issuance of the relief sought.

                  (d) The MMG Parties acknowledge and agree that, because of the nature and subject matter of the provisions of Section 7.06(b), it would be impractical and extremely difficult to determine actual damages in the event of the breach of any such provisions. Accordingly, if any MMG Party or any Affiliate of any MMG Party commits a breach, or threatens to commit a breach, of any matter set forth in Section 7.06(b), Graff shall have the right to have the provisions of Section 7.06(b) specifically enforced by any court having equity jurisdiction, it being further acknowledged and agreed by the MMG Parties that any such breach or threatened breach will cause irreparable injury to Graff and that an injunction may be issued against the breaching MMG Party to stop or prevent such breach or threatened breach. If any such action shall be instituted, the breaching MMG Party agrees to waive, and does hereby waive to the fullest extent permitted by law, the defense that Graff has an adequate remedy at law and agrees to interpose no opposition, legal or otherwise, as to the propriety of pursuing specific performance as a remedy and agrees not to request any bonding for the issuance of the relief sought.

                  (e) Anything to the contrary contained in this Agreement, the LOI or the Joint Venture Agreement (or in any other agreement between the parties whether or not related thereto) notwithstanding, each of the Graff Parties and each of the MMG Parties and each of their respective Affiliates shall be free to engage in any business whatsoever including, but not limited to, a business that competes, directly or indirectly, with the Venture Business or any other business or activity currently conducted, proposed to be conducted or hereafter conducted by any such person.

         7.7      Releases.

                  (a) In consideration of the promises and payments of the MMG Parties made in this Agreement, and provided that the Closing shall have occurred, each of the Graff Parties, for and on behalf of their respective Affiliates, officers, subsidiaries and affiliated companies, successors and assigns, hereby release and forever discharge each of the MMG Parties and its subsidiaries and affiliated companies (including AGNJV), successors and assigns, and the officers, directors, shareholders, employees and agents of each of the MMG Parties, and its and their respective officers, directors, shareholders, employees and agents, including, in each case, any of the foregoing in their individual as well as corporate capacities, of and from all liabilities, obligations, manner of actions, causes of action, suits, debts, sums of money, accounts, damages, judgments, executions, claims, counterclaims and demands whatsoever, whether in law, equity or otherwise, known or unknown, that relate to the period of time on and prior to the Closing Date including, but not limited to, any claims arising under or with respect to the Joint Venture Agreement and the other agreements and transactions entered into in connection therewith; provided that the foregoing release does not release any right of the Graff Parties under this Agreement or with respect to any of the other Retained Contract Rights.

                  (b) In consideration of the promises and payments of the Graff Parties made in this Agreement, and provided that the Closing shall have occurred, each of the MMG Parties and the Venture, for and on behalf of their respective affiliates, officers, subsidiaries and affiliated companies, successors and assigns, hereby release and forever discharge each of the Graff Parties and its subsidiaries and affiliated companies, successors and assigns, and the officers, directors, shareholders, employees and agents of each of the Graff Parties, and its and their respective officers, directors, shareholders, employees and agents, including, in each case, any of the foregoing in their individual as well as corporate capacities, of and from all liabilities, obligations, manner of actions, causes of action, suits, debts, sums of money, accounts, damages, judgments, executions, claims, counterclaims and demands whatsoever, whether in law, equity or otherwise, known or unknown, that relate to the period of time on and prior to the Closing Date including, but not limited to, any claims arising under or with respect to the Joint Venture Agreement and the other agreements and transactions entered into in connection therewith; provided that the foregoing release does not release any right of the MMG Parties under this Agreement or with respect to any of the other MMG Retained Contract Rights.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         8.1 Conditions to Each Party's Obligations. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

                  (a) No party shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

                  (b) All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

         8.2 Conditions to the Obligations of Graff Parties. The obligation of the Graff Parties to consummate the transaction contemplated hereby shall be further subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Each MMG Party shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

                  (b) The representations and warranties of the MMG Parties set forth in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

                  (c) The Graff Parties shall have received a certificate, dated the Closing Date, certifying to the fulfillment of the conditions set forth in paragraphs (a) and (b) of this Section 8.2 and signed on behalf of the MMG Parties by an authorized officer of the MMG Parties.

                  (d) The Graff Parties shall have received the consent of Midlantic Bank, N.A., Graff's senior secured lender, to the transactions contemplated by this Agreement.

         8.3 Conditions to the Obligations of the MMG Parties. The obligation of the MMG Parties to consummate the transactions contemplated hereby shall be further subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Each Graff Party shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

                  (b) The representations and warranties of the Graff Parties set forth in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

                  (c) The MMG Parties shall have received a certificate, dated the Closing Date, signed by an authorized officer of Graff Parties certifying to the fulfillment of the conditions set forth in paragraphs (a) and (b) of this
Section 8.3.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      By mutual written consent of MMG and Graff.

                  (b) By written notice by either MMG or Graff to the other party if the Closing shall not have occurred on or before 5:00 p.m., local time in Tulsa, Oklahoma, on July 10, 1996, unless such failure to occur is due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it or its affiliate at or before the Closing Date.

                  (c) By the MMG Parties if there has been a material violation or breach by any of the Graff Parties of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the MMG Parties specified in Section 8.3 impossible and such violation or breach has not been waived by the MMG Parties or cured by the Graff Parties within 15 days after written notice to the Graff Parties of such violation or breach.

                  (d) By the Graff Parties if there has been a material violation or breach by any of the MMG Parties of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Graff Parties specified in Section 8.2 impossible and such violation or breach has not been waived by the Graff Parties or cured by the MMG Parties within 15 days after written notice to the MMG Parties of such violation or breach.

         9.2      Procedure and Effect of Termination.

                  (a) In the event of termination of this Agreement pursuant to
Section 9.1, this Agreement shall terminate, and in each case the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto, and there shall be no liability on the part of the parties, except as set forth in Section 7.1, which Section shall survive the termination of this Agreement and except that the foregoing shall not relieve any party from liability for damages actually incurred as a result of breach by it of this Agreement.

                  (b) If this Agreement is terminated as provided in Section 9.1, all filings, applications and other submissions made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the agency or other person to which they were made.

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the date hereof and after the Closing Date for a period of one (1) year after the Closing Date, except that
(i) the representation and warranty of the Graff Parties and the MMG Parties contained in Section 5.1 and Section 6.1, respectively, shall survive without limitation or until the expiration of any applicable statute of limitations, and
(ii) any covenants or agreements contained herein or made pursuant hereto which by their terms are to be performed after the Closing Date shall survive until fully discharged. The date until which the representations, warranties, covenants and agreements of the parties hereto survive, as set forth herein, is known as the "Expiration Date". From and after the Expiration Date, no party shall be under any liability whatsoever with respect to any such representation or warranty or any obligation or liability based upon such representation or warranty, except for breaches as to which a party shall have given notice (specifying, with reasonable particularity, facts establishing such breach) to the other party or parties prior to the applicable Expiration Date. The respective representations and warranties contained herein or in any certificates delivered pursuant to this Agreement prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         10.2     Indemnification. Subject to the limitation set forth in
Section 10.1:

                  (a) Each Graff Party, jointly and severally, hereby agrees to indemnify, defend and hold harmless each MMG Party and any subsidiary or Affiliate of any MMG Party, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of such Graff Party that survives the Closing as provided in Section 10.1 and any covenant or agreement of such Graff Party contained in this Agreement.

                  (b) Each MMG Party, jointly and severally, hereby agrees to indemnify, defend and hold harmless each Graff Party and any subsidiary or Affiliate of any Graff Party, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns, from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of such MMG Party that survives the Closing as provided in Section 10.1 and any covenant or agreement of such MMG Party contained in this Agreement.

         10.3 Notice of Claim. If any party hereto has suffered or incurred any Loss or Expense or a third-party claim, whether pursuant to an administrative proceeding, action at law, suit in equity, or otherwise ("Third-Party Claim") is instituted which, if decided adversely to a party, would result in such party suffering or incurring any Loss, such party shall give prompt written notice to the party against which a claim for indemnification may be made pursuant to this Agreement ("indemnifying party"), setting forth: (a) the facts or events, in reasonable detail which indicate that such party has suffered or incurred such Loss, (b) the Section or Sections of this Agreement (in addition to this Article
X) under which such party has suffered or incurred such Loss and Expense, (c) the amount of such Loss and Expense (estimated, if necessary) or, in the case of a Third-Party Claim, such party's then good faith estimate of the reasonably foreseeable estimated amount of its claim for indemnification for such Loss and Expense, and (d) the method of computation of the amount of such Loss and Expense, any of which information shall be promptly amended by such party when its knowledge of the facts or events and any resulting liability so warrant. No party shall be liable for indemnification pursuant to Section 10.2 unless notice of claim for such indemnification has been given in accordance with this Section
10.3 and on or prior to the applicable Expiration Date.

         10.4 Defense of Third-Party Claim. The indemnifying party shall have the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any Third-Party Claim, action or suit, but the indemnified party may, at its election, participate in the defense of such claim, action or suit at its sole cost and expense; provided that if (a) the indemnifying party shall fail to defend any such claim, action or suit, (b) the indemnifying party and indemnified party mutually agree or (c) the named parties to such claim, action or suit (including any impeded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and settle such claim, action or suit, and recover from the indemnifying party the amount of any settlement to which the indemnifying party consents or of any resulting judgment and the costs and expenses of such defense, provided that the indemnified party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, continued or delayed.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a subsequent written agreement of the Graff Parties and the MMG Parties.

         11.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three days after mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      if to The Graff Parties to:

                           Graff Pay-Per-View Inc.
                           536 Broadway, 7th Floor
                           New York, New York 10012
                           Attention: President

                           and by telecopy to: (212) 941-4746

                  (b)      if to The MMG Parties, to:

                           Multimedia Games, Inc.
                           7335 So. Lewis, Suite 204
                           Tulsa, Oklahoma 74136

                           and by telecopy to: (918) 494-0177

                           with a copy to:

                           Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 320 South Boston, Suite 400
                           Tulsa, Oklahoma 74103-3708
                           Attention: Larry W. Sandel, Esq.

                           and by telecopy to: (918) 594-0505

         11.4 Assignment. This Agreement may not be assigned, in whole or in part, by the parties hereto without the prior written consent of the parties; provided that MMG or Newco, as the case may be, may assign its right to purchase the MMG Shares or the AGNI Venture Interest to a person and in a manner that does not involve a public offering (a "Permitted Designee")

         11.5 Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma, without reference to principles of conflicts of law which require that the substantive laws of another jurisdiction apply.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         11.8 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

         11.9 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         11.10 Entire Agreement. This Agreement, including the documents, schedules, certificates and instruments referred to herein, is the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  MULTIMEDIA GAMES, INC.


                                  By:     /s/  Mike Howard


                                          TV GAMES, INC.


                                  By:    /s/  Mike Howard


                                         AGN VENTURER L.L.C.


                                  By:    /s/  Mike Howard


                                         AMERICAN GAMING NETWORK, INC.


                                  By:    /s/  J. Roger Faherty


                                         CABLE VIDEO STORE, INC.


                                  By:     /s/  J. Roger Faherty

                                         GRAFF PAY-PER-VIEW INC.


                                  By:    /s/  J. Roger Faherty


                                         AMERICAN GAMING NETWORK, J.V.


                                  By:    /s/  Larry Montgomery


Exhibits

A - Newco A Note
B - Newco B Note
C - Registration Rights Agreement
D - Assignment of AGNI Venture Interest
E - Graves Guaranty
F - MMG Guaranty
G - Venture Guaranty